AMENDED AND RESTATED

                ARTICLES OF INCORPORATION

HOWARD R. ALLARD and NORMAN M. GOULD certify that:

  1. They are the President and Secretary, respectively, of PISMO COAST VILLAGE, INC., a California corporation.

  2. The articles of incorporation of this corporation are amended and restated to read as follows:

      (a) The name of this corporation is PISMO COAST VILLAGE, INC.

      (b) The specific business in which the corporation is primarily to engage is the ownership and operation of that certain 400-space recreational vehicle park in Pismo Beach, California, known as "Pismo Coast
          Village."

      (c) Other purposes for which this corporation is formed are to exercise all of th empowers that are now or may hereafter be granted to a profit corporation by law, including, without limitation, the powers conferred by Sections 801 and 802 of the Corporations Code of the State of California.

      (d) The county is this state where the principal office for the transaction of the business of the corporation is located is the County of San Luis Obispo.

      (e) The number of Directors of this corporation shall be eighteen (18).

      (f) This corporation is authorized to issue only one class of shares of stock. This corporation may not issue non-voting stock. The voting rights of all shares shall be equal. The total number of shares it is authorized to issue is 1,800 shares, all of such shares of stock being without par value.

      (g) At least once annually, the Board of Directors of the company shall make periodic reports to the Shareholders which shall include profit and loss statements and balance sheets prepared in accordance with sound business and accounting practices.
      (h) No assessments may be levied or collected upon the shares of stock of this corporation at any time issued and outstanding.

      (i) Each Shareholder or subscriber to shares of this corporation shall be entitled to full preemptive or preferential rights, as such rights have been heretofore defined in common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation in excess of the original authorized capital of 1,800 shares.

      (j) Except with respect to the incorporating Directors or their successors, no Director of this corporation shall be deemed to have qualified as such unless he shall be the holder of record of one or more of the shares of this corporation entitled to voting power. When any Director of this corporation shall cease to hold of record one or more such shares his office as Director shall be deemed to be vacant.

      (k) No sale, lease, conveyance, transfer, exchange or other disposition (except by way of hypothecation) of all or substantially all of the property and assets of this corporation shall be made unless approved by the vote or written consent of the Shareholders entitled to exercise eighty percent (80%) of the voting power of this corporation.

      (l) The holders of one-third (33.33%) of the shares entitled to vote, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business.

      (m) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      (n) Subject to the limits on excess indemnification set forth in Section 204 of the Corporations Code, the Corporation is authorized to indemnify its agents, as that term is defined in Section 317 of the Corporations Code, for breaches of duty to the corporation and its shareholders through bylaw provisions, agreements with its agents, the vote of disinterested shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code.

  3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the Board of Directors.

  4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 3, 1989

                             /s/  HOWARD R. ALLARD
                             Howard R. Allard, President



                            /s/ NORMAN M GOULD
                            Norman M. Gould, Secretary


The foregoing transcript of Articles of Incorporation has been adopted at a duly called and held meeting of the Shareholders.

                            /s/ EDWARD D. HINDS, JR.
                            E. D. Hinds, Jr., Secretary

                            Date: June 14, 2002

               AMENDED AND RESTATED BYLAWS
                           OF
                PISMO COAST VILLAGE, INC.
                        ARTICLE I
                  NAME; EXECUTIVE OFFICES


1.1  Name of Corporation
     The name of this Corporation is PISMO COAST VILLAGE, INC.

1.2  Principal Office
     The Board of Directors shall designate the location of the principal executive office of the Corporation, which shall be within the State of California. If the Corporation has more than one (1) business office in California, then the Board of Directors shall designate a principal business office in the State of California.

1.3  Additional Offices
     The Board of Directors may establish such branch or subordinate offices from time to time at such locations as it determines to be appropriate.


                         ARTICLE II

                MEETINGS OF THE SHAREHOLDERS


2.1  Place of Meeting
     All meetings of the shareholders of this Corporation shall be held at the principal office of the Corporation in the State of California, or at such other place within the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote who were not present at the meeting.

2.2  Annual Meetings
     The annual meeting of the shareholders shall be held on the third Saturday of January in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 9 o'clock a.m. Should the annual meeting of shareholders not be held on the date specified herein, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as is convenient within sixty (60) days thereafter, and any business transacted or election held at such meeting shall be as valid as if the meeting had been held on the date specified herein. At each annual meeting the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

2.3  Special Meetings
     2.3.1  Authorization to Call Special Meetings.  The
            Chairman of the Board, the President, the Board of Directors or any two or more members of the Board, or one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation, may call special meetings of the shareholders at any time for the purpose of taking any action permitted to be taken by the shareholders under the California General Corporation Law and the Articles of Incorporation.

     2.3.2 Procedure for Calling Special Meetings. If a special meeting is called by any person other than the Board of Directors, the request for the special meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President, any Vice President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice of the meeting to be given in the manner provided by Section 2.4 of these Bylaws to the shareholders entitled to vote at the meeting. Any special meeting called for pursuant to this
            Section 2.3 shall be held not less than thirty-five
            (35) nor more than sixty (60) days following receipt of the request for the special meeting.

2.4  Notice of Meetings
     2.4.1 Time of Notice. Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person entitled to call a meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     2.4.2 Procedure for Giving Notice. Written notice of the meeting shall be given either personally or by first class mail or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purposes of notice. If no such address for notice appears on the Corporation's books or has not been given, notice shall be deemed to have been given if sent to the shareholder in care of the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the California General Corporation Law.

     2.4.3 Contents of Notice. Notice of any meeting of shareholders shall specify:
            A.  The place, the date and the hour of the
                meeting;
            B. Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;
            C. If directors are to be elected, the names of nominees whom, at the time of the notice, management intends to present for election;
            D. The general nature of any proposal to take action with respect to the approval of (i) a contract or other transaction with an interested director, (ii) an amendment of the Articles of Incorporation, (iii) the reorganization of the Corporation within the meaning of the California General Corporation Law, (iv) the voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares; and
            E. Such other matters, if any, as may be expressly required by the California General Corporation Law.

     2.4.4 Waiver of Notice of Meetings. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as action taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, but who are not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by paragraph
            D. of Section 2.4.3 of these Bylaws to be stated in the notice thereof.

2.5  Quorum Requirements
     The holders of one-third (33.3%) of the shares entitled to vote, represented in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, unless a different number is required by the Articles of Incorporation, these Bylaws or by the California General Corporation Law. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.6  Adjourned Meetings
     2.6.1 Lack of Quorum. If a quorum shall not be present or represented at any meeting of the shareholders, the meeting may be adjourned from time to time by the majority vote of the shares entitled to vote who are present in person or by proxy, until the requisite number of voting shares shall be present.

     2.6.2 Notice of Adjournment Meeting. When a meeting is adjourned for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of
            Section 2.4 of these Bylaws. Save as aforesaid, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

2.7  Voting Rights; Cumulative Voting
     2.7.1 General Voting Rights. Subject to the provisions of Sections 702 through 704, inclusive, of the California General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date determined in accordance with Section 8.2 of these Bylaws shall be entitled to vote at meetings of the shareholders. Every shareholder entitled to vote shall be entitled to one vote for each share held of record, and the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation or these Bylaws.

     2.7.2 Voice Voting; Written Ballots. Voting at meetings of the shareholders may be by voice vote or by ballot except that, in any election of directors, voting must be by written ballot if voting by ballot is requested by any shareholder entitled to vote before the voting has commenced.

     2.7.3 Cumulative Voting. Every shareholder entitled to vote at any election of directors shall have the right to cumulate his or her votes to the extent and in the manner provided by Section 708 of the California General Corporation Law, and voting for the election of directors shall be by cumulative voting if the names of candidates for directors have been placed in nomination before the commencement of voting and, before the voting has commenced, any shareholder entitled to vote in the election has given notice of an intention to cumulate votes.

2.8  Voting by Proxy
     2.8.1 Form and Use of Proxies. Every shareholder entitled to vote, or to execute consents, may do so either in person, by telegram, or by written proxy executed in accordance with the provisions of the California General Corporation Law and filed with the Secretary or an Assistant Secretary of the Corporation.

     2.8.2 Validity of Proxies. The validity of a proxy tendered on behalf of a shareholder, and any revocation thereof, shall be determined in accordance with the provisions of Section 705 of the California General Corporation Law.

2.9  Inspectors of Election
     In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment or fill such vacancy at the meeting. The Inspectors shall be in the number prescribed by and shall have the duties set forth in Section 707 of the California General Corporation Law.

2.10 Shareholder Action Without a Meeting
     2.10.1 Written Consents. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

     2.10.2 Notice of Written Consent. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing; should any such action be taken by less than unanimous written consent with respect to (i) a contract or other transaction with an interested director, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the California General Corporation Law, (iii) any reorganization within the meaning of the California General Corporation Law, or
            (iv) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, then such notice shall be given at least ten (10) days before the consummation of such action.

     2.10.3 Election of Directors by Written Consent. A director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a director) not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors, and any required notice of any such election shall promptly be given as provided in
            Section 2.5, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of directors.


                        ARTICLE III

                DIRECTORS OF THE CORPORATION


3.1  Powers of Directors
     Subject to the limitations of the Articles of Incorporation, the Bylaws, and of the California General Corporation Law as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

3.2  Number and Qualification of Directors
     3.2.1 Authorized Number. The authorized number of directors of the Corporation shall be eighteen (18).

     3.2.2 Change in Authorized Number. The authorized number of directors of the Corporation shall be changed only by amendment of the Articles of Incorporation or by a Bylaw amending this Section 3.2 duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote. Unless the Corporation then has less than three (3) shareholders of record, the authorized number of directors shall not be reduced below three (3), and no Bylaw or amendment of the Articles reducing the authorized number of directors to less than five (5) shall be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

     3.2.3 Qualification of Directors. No person shall be eligible to be elected or to serve as a director of this Corporation unless such person shall be the holder of record of one or more of the shares of this Corporation entitled to voting power. Should any director of this Corporation cease to hold of record one or more such shares, his or her office as director shall be deemed to be vacant.

3.3  Election of Directors; Term
     3.3.1 Term of Office. The directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.

     3.3.2 Reduction in Number of Directors. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of that director's term of office.

3.4  Resignation and Removal of Directors
     3.4.1 Resignation. Any director may resign by giving written notice of resignation to the Chairman of the Board, if any, or to the President, the Secretary, or the Board of Directors. If any director tenders a resignation to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office at such time as the resignation shall become effective.

     3.4.2 Removal. The entire Board of Directors, or any individual director, may be removed from office in the manner provided by the California General Corporation
           Law.

3.5  Vacancies on Board of Directors
     3.5.1 Events Creating Vacancies. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has ceased to be a shareholder, been declared of unsound mind by order of Court or been convicted of a felony, or if the authorized number of directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of directors is authorized or at an adjournment thereof, or at any time, to elect the full number of authorized directors.

     3.5.2 Filling of Vacancies on Board.  Vacancies in the
           Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. A vacancy created by the removal of a director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders, or by the unanimous written consent of the holders of the outstanding shares entitled to vote. The shareholders may at any time elect directors to fill any other vacancies not filled by the directors, but any such election made by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

3.6  Meetings of the Board of Directors
     3.6.1 Place of Meeting. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or at such other place as may be designated from time to time by resolution of the Board of Directors. Any meeting, wherever held, shall be valid if held with the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary or an Assistant Secretary of the Corporation.

     3.6.2 Organization Meetings. An annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment of the annual shareholders' meeting for the purpose of organizing the Board, electing any officers desired to be elected, and transacting such other business as may properly come before the meeting.

     3.6.3 Other Regular Meetings. Other meetings of the Board of Directors shall be held on the third Saturday of each March, May, July and September, and on the second Saturday of November, in addition to the annual meeting of Shareholders. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

     3.6.4 Special Meetings; Notices
           Special meetings of the Board of Directors may be called for any purpose at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two (2) directors.

           A. Notice of the time and place of special meetings shall be delivered or communicated personally to each director by telephone, or by telegraph or mail, charges prepaid, addressed to each director at the address of that director as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Notice by mail shall be deposited in the United States mail at least four (4) days prior to the scheduled time of the meeting, and notice by telegraph shall be delivered to the telegraph company at least forty-eight (48) hours prior to the scheduled time of the meeting.
               Should notice be delivered personally or by telephone, it shall be so delivered at least forty-eight (48) hours prior to the scheduled time of the meeting. Notice given by mail, telegraph or by delivery in person within the time provided by this Section shall be due, legal and personal notice to a director. Any oral notice given within the time provided by this Section shall be due, legal and personal notice if communicated to a person at the office of the director for whom intended in the reasonable belief that such person will promptly communicate such notice to that director.

     3.6.5 Conference Telephone Meetings. Any meeting, regular or special, may be held by conference telephone or similar communications equipment as long as all directors participating in the meeting can hear one another, and any such participation shall constitute presence in person at the meeting.

     3.6.6 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as action taken at a meeting regularly called and noticed if all the directors are present and sign a consent thereto on the records of such meeting, or if a majority of the directors are present and each of those not present, either before or after the meeting, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.6.7 Quorum Requirements. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business (other than to adjourn) and the action of a majority of the directors present at a meeting duly held at which a quorum is present shall be valid as the act of the Board of Directors unless a greater number is required by the Articles of Incorporation, these Bylaws, or the California General Corporation Law. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.6.8 Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to reconvening of the adjourned meeting to any directors not present at the time the adjournment was taken.

3.7  Director Action Without a Meeting
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Each such written consent shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the directors.

3.8  Committees of Directors
     3.8.1 Appointment of Committees. The Board of Directors, by resolutions adopted by a majority of the authorized number of directors, may establish one or more committees, including an Executive Committee, each consisting of two or more directors, to serve at the pleasure of the Board, and may designate one or more alternate directors to replace any absent committee members at any meeting of the committee. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 311 of the California General Corporation Law.

     3.8.2 Meetings and Actions of Committees. Meetings of committees shall be held and actions of committees shall be taken in the same manner as is provided by these Bylaws for meetings of directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committee. Alternate committee members shall be entitled to attend all committee meetings and to receive notice of special meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

                         ARTICLE IV

                OFFICERS OF THE CORPORATION


4.1  Principal Officers
     The principal officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. At the discretion of the Board of Directors, the Corporation may also have a Chairman of the Board, one or more Vice Presidents, and such subordinate officers as may be appointed pursuant to Section 4.3 of these Bylaws.

4.2  Election; Qualification and Tenure
     4.2.1 Election of Officers. After their election, the Board of Directors shall meet and organize by electing a President, a Secretary and a Chief Financial Officer, who shall be members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person.

     4.2.2 Term of Employment. Each officer of this Corporation shall serve at the pleasure of the Board of Directors, subject, however, to any rights of an officer under any contract of employment with the Corporation.

4.3  Subordinate Officers
     Subordinate officers, including Assistant Secretaries, Treasurers and Assistant Treasurers, and such other officers or agents as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

4.4  Resignation and Removal of Officers
     4.4.1 Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom the power of removal has been conferred by the Board of Directors.

     4.4.2 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

     4.4.3 Contractual Obligations. The resignation or removal of an officer shall not prejudice the rights of the Corporation or of the officer under any contract of employment between the officer and the Corporation.

4.5  Vacancies in Offices
     Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for regular appointment of the vacant office.

4.6  Responsibilities of Officers
     4.6.1 Chairman of the Board. The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors.
     4.6.2 President. The President shall be a member of the Board of Directors of the Corporation, and subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall be an ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management customarily vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

     4.6.3 Vice Presidents. In the absence or the disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform the duties and exercise the powers of the President and when so acting shall have all of the powers of and shall be subject to all of the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors and President shall prescribe.

     4.6.4 Secretary. The Secretary shall have such powers and shall perform such duties as may be prescribed by the Board of Directors and the
           President and shall, in addition:
           A. Keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of all minutes of all the proceedings of its shareholders and the Board of Directors and committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof;

           B. Keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register, showing the names of the shareholders and their addresses, the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation; and

           C. Give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; and

           D. Keep the seal of the Corporation if one be adopted, and affix the seal to all documents requiring a seal.

     4.6.5 Assistant Secretary. The Assistant Secretary, if provided for and appointed, shall have all the same rights, duties, powers and privileges as the Secretary and may act in the place and stead of the Secretary whenever necessary or desirable.

     4.6.6 Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:
           A. Keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;
           B. Classify according to source and show in a separate account any surplus (including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital).
           C. Deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; and
           D. Disburse the funds of the Corporation as may be ordered by the Board of Directors, and render to the President and the directors, whenever they so request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

                           ARTICLE V

               COMPENSATION; INDEMNIFICATION


5.1  Director's Fees and Expenses
     5.1.1 Compensation. Directors and committee members may receive such compensation, if any, for their services, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and to the extent provided in resolutions duly adopted by the Board of Directors.

     5.1.2 Officer Compensation. This Section 5.1 shall not preclude any director from also serving as an officer, employee or agent of the Corporation and receiving compensation from the Corporation for such services.

5.2  Compensation of Officers
     The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the President, subject to any rights of the officer pursuant to any employment contract between that officer and the Corporation.

5.3  Indemnification of Directors and Agents
     5.3.1 Indemnification of Directors. Except as prohibited by law, every director of this Corporation shall be entitled as a matter of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, whether brought by or in the name of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director, officer, employee or agent of the Corporation (any such claim, action, suit or proceeding hereinafter being referred to as an "Action"). Such indemnification shall include the right to have expenses incurred by such persons in connection with an Action paid in advance by the Corporation until the final disposition of the Action, subject to such conditions as may be prescribed by law. As used herein, "liability" shall include amounts of judgements, excise taxes, fines and penalties, and amounts paid in settlement; and "expense" shall include fees and expenses of counsel subject to the terms of the following paragraph.

           If the Corporation shall be obligated to pay the expenses of any Action against a director, the Corporation, if appropriate, shall be entitled to assume the defense of such Action, with counsel approved by the director, upon the delivery to the director of written notice of its election to do so. After the delivery of such notice, approval of such counsel by the director and the retention of such counsel by the Corporation, the Corporation will not be liable to the director under this Section 5.3.1 for any fees or expenses of counsel subsequently incurred by the director with respect to the same Action, provided that (a) the director shall have the right to employ his or her counsel in any such Action at the director's expense; and (b) the fees and expenses of the director's counsel shall be at the expense of the Corporation if (i) the employment of counsel by the director has been previously authorized by the Corporation, (ii) the director shall have reasonably concluded that there may be a conflict of interest between the Corporation and the director in the conduct of any such defense, or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such Action.

           Notwithstanding anything contained herein to the contrary, the Corporation shall have no obligation under this Section 5.3.1 to indemnify any director for any amounts paid in settlement of an Action unless the Corporation consents to such settlement, which consent shall not be unreasonably withheld.

           If a claim under the two preceding paragraphs is not paid in full by the Corporation within thirty (30) days after a written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under California law the Corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Corporation (including the board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the Action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

           The right of indemnification provided for herein
           (a) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or article provision, vote of shareholders or directors or otherwise, (b) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (c) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of their heirs and legal representatives of persons entitled to indemnification hereunder, and
           (d) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

     5.3.2 Right to Indemnify. The Corporation shall have full power and authority to extend any of the indemnification benefits provided for in Section 5.3.1, above, to any officer or agent of the Corporation, but the Corporation is under no obligation to extend such benefits to any person who is not entitled thereto by law or pursuant to Section 5.3.1, above.

     5.3.3 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents insuring against liability asserted against or incurred by any such person in such capacity, whether or not the Corporation would be empowered to indemnify such person under the provisions of this Article V.

                         ARTICLE VI

               CORPORATION RECORDS AND REPORTS


6.1  Corporate Records
     The Corporation shall keep and maintain all of the books and records required by this Section 6.1.

     6.1.1 Record of Shareholders. A record of shareholders of the Corporation, giving the names and addresses of all shareholders and the number of class of shares held by each of them, shall be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar if one be appointed. The records of the Corporation's shareholders shall be open to the shareholders for inspection in the manner and to the extent provided by Section 1600 of the California General Corporation Law.

     6.1.2 Corporate Bylaws. The original or a copy of these Bylaws, as amended to date, shall be kept at the principal executive office of the Corporation or, if such office is not in the State of California, at its principal business office in California, and shall be open to inspection by the shareholders at any reasonable time during regular business hours. If the Corporation has no principal executive or business office in California, the Secretary shall furnish a copy of the Bylaws, as amended to date, to any shareholder who makes a written request to inspect the Bylaws.

     6.1.3 Minutes and Accounting Records. Accounting books and records of the business and properties of the Corporation, and minutes of the proceedings of its shareholders, the Board of Directors and its committees shall be kept at the principal executive office of the Corporation or at such other location as may be fixed by the Board of Directors from time to time. All such minutes, accounting books, and records shall be open to inspection upon the written request of a shareholder at any reasonable time during regular business hours for a purpose reasonably related to the interests of the requesting shareholder.

6.2  Inspection of Books and Records
     6.2.1 Inspection by Directors. Every director shall have the right to inspect all books, records and documents of the Corporation and each of its subsidiaries, and to inspect their respective properties, in the manner provided by Section 1602 of the California General Corporation Law.

     6.2.2 Exercise of Inspection Right. Shareholders and directors may exercise their right of inspection either in person or by an agent or attorney acting on their behalf. The right to inspect any records or books of the Corporation shall include also the right to copy and to make extracts of such books and records.

6.3  Annual Report to Shareholders
     The Board of Directors shall cause an annual report to be furnished to the Shareholders of the Corporation not later than one hundred and twenty (120) days after the close of the Corporation's fiscal year in accordance with the requirements of Section 1501 of the California General Corporation Law.

6.4  Financial Statements
     The annual report shall contain financial statements for the most recently ended fiscal year of the Corporation. Such financial statements shall include at least an income statement for the period covered thereby and a balance sheet as of the end of that period, together with a statement of changes in financial position for the fiscal year. All such financial statements shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.


                        ARTICLE VII

            CERTIFICATES AND TRANSFER OF SHARES


7.1  Certificates for Shares
     7.1.1 Form of Certificate. Every holder of shares in the Corporation shall be entitled to have a certificate, in such form and device as the Board of Directors may prescribe, certifying the number of shares and the classes or series of shares owned by the shareholder, and containing a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof, and any other legend or statement as may be required by Section 418 of the California General Corporation Law and the Federal and California corporate securities laws.
           7.1.2 Officer Signatures. Every certificate for shares shall be signed in the name of the Corporation by the President or Vice President and the Secretary or Assistant Secretary. Any signature on the certificate may be by facsimile, provided that at least one signature, which may but need not be that of the Corporation's registrar or transfer agent, if any, shall be manually signed.

7.2  Transfer of Shares
     7.2.1 Restrictions on Transfers.
           A. The shares of stock of the Corporation may only be transferred to persons who meet all of the following requirements:
               (1.) The transferee must acquire shares with intent to hold those shares for the purpose of enjoying camping rights and other benefits to which a shareholder is entitled; and
               (2.)  The transferee must plan to occupy the
                     recreational vehicle park owned by the
                     Corporation through the use of camping
                     equipment or a recreational vehicle as
                     defined by the California Health and Safety
                     Code, 18215.5 as that section may be amended from time to time.
           B.  Proof of compliance with the foregoing
               requirements must be filed with the Secretary of the Corporation before any transfer may be entered on the share register of the Corporation.

           C. All share certificates issued by the Corporation shall bear the following legend:

               "The share evidenced by this certificate may not be sold, transferred, pledged, or hypothecated without the consent of the Board of Directors of the Corporation."

     7.2.2 Recordation on Books. Upon surrender to the Secretary or an Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of (a) succession, assignment or authority to transfer and
          (b) compliance with the requirements of Section 7.2.1, above, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.3  Lost or Destroyed Certificates
     A new certificate may be issued without the surrender and cancellation of a prior certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the prior certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the prior certificate has been acquired by a bona fide Purchaser; and (c) the owner of the prior certificate gives an indemnity bond or other adequate security sufficient in the judgement of the Board of Directors to indemnify the Corporation against any claim, expense or liability resulting from the issuance of a new certificate. Upon the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8404 and 8405 of the California Commercial Code.

7.4  Transfer Agent and Registrars
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies or registered and regulated stock transfer companies, either domestic or foreign, at such times and places as the Board of Directors determines to be appropriate.

7.5  Maximum Share Ownership
     7.5.1 Generally. Except as provided in Section 7.5.2, below, no shareholder may own more than three (3) shares of the Company's common stock.

     7.5.2 Exceptions. The restriction on share ownership set forth in Section 7.5.1, above, shall not apply:
           A. To those shareholders owning more than three (3) shares of the Company's common capital stock prior to the effective date of this Section 7.5, but only to the extent of those shares already owned by such shareholders; or

           B. To shareholders who are registered broker-dealers and who customarily hold the Company's common stock as inventory in their business operations; or
           C. To any shares acquired by a shareholder from the Company or in exercise of any shareholder's preemptive rights under the Company's Articles of Incorporation.

     7.5.3 Attribution Rules.  For purposes of this Section
           7.5:
           A. A shareholder shall be considered as owning the stock owned, directly or indirectly, by or for
               (1) his or her spouse, (2) his or her minor children with whom such shareholder shares the same household, (3) affiliates of such shareholder, and (4) any other person with whom the shareholder may be acting in concert for the purpose of acquiring, holding, or disposing of the Company's common stock.
           B. The term "affiliate" of a shareholder shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with, such shareholder.
           C. The term "person" shall include an individual, corporation, partnership, trust, unincorporated association, or any other entity recognized under the laws of any state or of the United States.


                        ARTICLE VIII

                 GENERAL CORPORATE MATTERS


8.1  Corporate Seal
     The corporate seal shall be circular in form, having inscribed thereon the name of the Corporation, the date of its incorporation, and the word California.

8.2  Record Date
     The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right, or to exercise rights with respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors then the record date shall be that date prescribed by Section 701 of the California General Corporation Law.

8.3  Voting of Shares in Other Corporations
     Shares standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or, if he is unable or refuses to act, by a Vice President or by such other person as the Board of Directors may designate.

8.4  Execution of Contracts
     Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in its name and on its behalf providing safety, health and environmental considerations and legal requirements have been adequately addressed. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose.

8.5  Checks, Drafts, Etc.
     All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed and/or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

8.6  Definitions and Interpretation
     Unless the context requires otherwise, these Bylaws and the words and phrases included in them shall be construed and interpreted in accordance with the general provisions, rules of construction and definitions in the California General Corporation Law.


                          ARTICLE IX

                     SPECIAL PROVISIONS


9.1  Non-Assessable Shares
     No assessments may be levied or collected upon the shares of stock of this Corporation at any time issued and outstanding.

9.2  Preemptive Rights
     Each Shareholder or subscriber to shares of this Corporation shall be entitled to full preemptive or preferential rights, as rights have been heretofore defined in common law, to purchase and/or subscribe for his or her proportionate part of any shares which may be issued at any time by this Corporation in excess of the original authorized capital of 1,800 shares.

9.3  Sale of Corporate Assets
     No sale, lease, conveyance, transfer exchange or other disposition (except by way of hypothecation) of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the Shareholders entitled to exercise eighty percent (80%) of the voting power of this Corporation.

9.4  Shareholder Usage
     9.4.1 Natures of Shares. Each share shall entitle the owner thereof to forty-five (45) days of free use of the facilities each calendar year; twenty-five (25) days of PRIME TIME and twenty (20) days NON-PRIME TIME. The Corporation shall aggressively pursue business from the general public. To accomplish this, a minimum of one hundred seventy-five (175) campsites will be held open for the general public use each day.

     9.4.2 Risk Factor. If the Corporation is unable to generate sufficient funds from the general public, the Corporation may be required to charge the Shareholders for services.

                        ARTICLE X

                   AMENDMENT TO BYLAWS


10.1 Amendments by Shareholders
     Section 3.2.3 of Article III, Sections 9.1, 9.2, 9.3 of
     Article IX, and this Section 10.1 of this Article X of the Bylaws may be amended at any time only by the vote or written consent of shareholders entitled to exercise eighty percent (80%) of the voting power of this Corporation. Except for the foregoing limitations, these Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, subject, however, to the restrictions on such amendments imposed by the California General Corporation Law, the Articles of Incorporation, or other provisions of these Bylaws.

10.2 Amendment by Directors
     Subject to the right of shareholders as provided in Section
     10.1 to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the number of directors of the Corporation, or changing the number of authorized directors from a fixed to a variable number or vice versa, shall be adopted other than in the manner provided by Section 3.2 of these Bylaws.

10.3 Record of Amendments
     Any amendment or new Bylaw adopted by the shareholders or the Board of Directors shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation's principal office in California at all reasonable times during office hours.

                  CERTIFICATE OF SECRETARY


KNOW ALL PERSONS BY THESE PRESENTS:

   The undersigned, being the duly elected and acting Secretary of Pismo Coast Village, a California corporation, does hereby certify that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of the Bylaws of the Corporation at a meeting of the Board of Directors duly called and held on the 19th day of January 2002.

   IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of the Corporation on this 14th day of June, 2002.


                           /s/ EDWARD D. HINDS. JR.

                           Edward D. Hinds, Jr., Secretary


  (CORPORATE SEAL)